Exhibit 4.3

EXECUTION COPY

SERIES 2010-3, CLASS C-2020

INDENTURE SUPPLEMENT

between

CROWN CASTLE TOWERS LLC

CROWN CASTLE SOUTH LLC

CROWN COMMUNICATION INC.

CROWN CASTLE PT INC.

CROWN COMMUNICATION NEW YORK, INC.

CROWN CASTLE INTERNATIONAL CORP. DE PUERTO RICO

CROWN CASTLE TOWERS 05 LLC

CROWN CASTLE PR LLC

CROWN CASTLE MU LLC

CROWN CASTLE MUPA LLC

as Issuers

and

The Bank of New York Mellon,

as successor to

The Bank of New York

and

JPMorgan Chase Bank, N.A.

as Indenture Trustee

dated as of January 15, 2010

Authorizing the Issuance of

$1,250,000,000

Senior Secured Tower Revenue Notes, Series 2010-3, Class C-2020

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	Definitions	2

ARTICLE II

SERIES 2010-3 NOTE DETAILS; FORM OF SERIES 2010-3 NOTES

Section 2.01	Series 2010-3 Note Details	4
Section 2.02	Delivery of Series 2010-3 Notes	5
Section 2.03	Forms of Series 2010-3 Notes	5

ARTICLE III

REPRESENTATIONS, WARRANTIES, AND COVENANTS

Section 3.01	Representations of Issuer Entity	5
Section 3.02	Covenants of Issuer Entity	5
Section 3.03	Single-Purpose, Bankruptcy-Remote Representations, Warranties and Covenants	6

ARTICLE IV

AMENDMENTS TO INDENTURE

Section 4.01	Amendments of Definitions	6
Section 4.02	Amendment to Prepayment	7
Section 4.03	Amendment to New Tower Sites; Additional Notes	7
Section 4.04	Amendment to Application of Funds After Event of Default	7
Section 4.05	Amendment to Security Interest in Reserves; Matters Pertaining to Reserves	7
Section 4.06	Amendment to Cash Trap Reserve	7
Section 4.07	Amendment to Payments	8
Section 4.08	Amendment to Payments of Principal	12
Section 4.09	Amendments to Disposition of Tower Sites	12
Section 4.10	Amendment to Application of Funds After Event of Default	14
Section 4.11	Other Amendment	14

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ARTICLE V

GENERAL PROVISIONS

Section 5.01	Date of Execution	15
Section 5.02	Governing Law	15
Section 5.03	Severability	15
Section 5.04	Counterparts	15

ARTICLE VI

APPLICABILITY OF INDENTURE

Section 6.01	Applicability	15

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SERIES 2010-3, CLASS C-2020

INDENTURE SUPPLEMENT

THIS SERIES 2010-3, Class C-2020 INDENTURE SUPPLEMENT (this “Series 2010-3 Indenture Supplement”), dated as of January 15, 2010, is between CROWN CASTLE TOWERS LLC, a Delaware limited liability company (the “Issuer Entity”), CROWN CASTLE SOUTH LLC, a Delaware limited liability company, CROWN COMMUNICATION INC., a Delaware corporation, CROWN CASTLE PT INC., a Delaware corporation, CROWN COMMUNICATION NEW YORK, INC., a Delaware corporation, and CROWN CASTLE INTERNATIONAL CORP. DE PUERTO RICO, a Puerto Rico corporation (together with the Issuer Entity, the “Initial Issuers”), CROWN CASTLE TOWERS 05 LLC, a Delaware limited liability company, CROWN CASTLE PR LLC, a Puerto Rico limited liability company, CROWN CASTLE MU LLC, a Delaware limited liability company and CROWN CASTLE MUPA LLC, a Delaware limited liability company (collectively, the “Additional Issuers”, and, together with the Initial Issuers, the “Issuers”), and The Bank of New York Mellon (as successor to The Bank of New York as successor to JPMorgan Chase Bank, N.A.), a New York banking corporation, as indenture trustee and not in its individual capacity (in such capacity, the “Indenture Trustee”).

RECITALS

WHEREAS, the Initial Issuers entered into an Indenture, dated as of June 1, 2005 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), between the Initial Issuers and the Indenture Trustee;

WHEREAS the Initial Issuers entered into the Series 2005-1 Indenture Supplement, dated as of June 1, 2005 (the “Series 2005-1 Indenture Supplement”) between the Initial Issuers and the Indenture Trustee, pursuant to which, along with the Indenture, the Initial Issuers issued the Series 2005-1 Notes (the “Series 2005-1 Notes”);

WHEREAS, each Additional Issuer became an Issuer under the Indenture pursuant to the Series 2006-1 Indenture Supplement, dated as of November 29, 2006 (the “Series 2006-1 Indenture Supplement”), between the Issuers and the Indenture Trustee, pursuant to which, along with the Indenture, the Issuers issued the Series 2006-1 Notes (the “Series 2006-1 Notes”), and agreed to be bound by and perform all of the obligations of an Issuer under the Indenture and the other Transaction Documents and, upon the designation of the Additional Issuers as Asset Entities under the Indenture, the Tower Sites of the Additional Issuers were added to the Assets supporting the Notes in accordance with Section 2.12 of the Indenture;

WHEREAS, the Issuers desire to enter into this Series 2010-3 Indenture Supplement in order to (i) issue Additional Notes pursuant to the terms of the Indenture and Section 2.12 thereof and (ii) make certain amendments to the Indenture;

WHEREAS, the Issuers have duly authorized the issuance of $1,250,000,000 of Senior Secured Tower Revenue Notes, Series 2010-3, consisting of one class designated as Class C-2020 (the “Series 2010-3 Notes”), and the Indenture Trustee has agreed to the issuance of the Series 2010-3 Notes as Additional Notes under the Indenture;

WHEREAS, the Issuers have also duly authorized the issuance of $300,000,000 of Senior Secured Tower Revenue Notes, Series 2010-1 under the Series 2010-1, Class C-2015 Indenture Supplement, consisting of one class designated as Class C-2015 (the “Series 2010-1 Notes”) and $350,000,000 of Senior Secured Tower Revenue Notes, Series 2010-2 under the Series 2010-2, Class C-2017 Indenture Supplement, consisting of one class designated as Class C-2017 (the “Series 2010-2 Notes”), and the Indenture Trustee has agreed to the issuance of the Series 2010-1 Notes and Series 2010-2 Notes as Additional Notes under the Indenture;

WHEREAS, the Series 2010-3 Notes constitute Notes as defined in the Indenture;

WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth; and

NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

All defined terms used herein and not defined herein shall have the meaning ascribed to such terms in the Indenture. All words and phrases defined in the Indenture shall have the same meaning in this Series 2010-3 Indenture Supplement, except as otherwise appears in this Article. In addition, the following terms have the following meanings in this Series 2010-3 Indenture Supplement unless the context clearly requires otherwise:

“Allocated Note Amount” for (x) any Tower Site will be equal to the sum of (i) $10,000 for each Tower Site plus (ii) the product of (A) a percentage determined as of the Closing Date with respect to such Tower Site based on the positive Annualized Run Rate Net Cash Flow generated by such Tower Site as of September 30, 2009, divided by the total Annualized Run Rate Net Cash Flow generated by all Tower Sites having a positive Annualized Run Rate Net Cash Flow as of September 30, 2009 and (B) the Outstanding principal balance of the Series 2006-1 Notes, the Series 2010-1 Notes, the Series 2010-2 Notes and the Series 2010-3 Notes as of the respective Closing Dates applicable thereto minus the aggregate amount allocated pursuant to clause (i) above and (y) for any Tower Site which is a replacement Tower Site in connection with a property substitution, the aggregate Allocated Note Amount of all Tower Sites replaced by such Tower Site. Schedule I sets forth the Allocated Note Amount for each Tower Site.

“Anticipated Repayment Date” shall mean, with respect to the Series 2010-3 Notes, the Payment Date in January 2020, provided that (i) for purposes of Sections 2.08, 3.03, 4.06, 5.01, 5.02, 7.06 and 7.33 of the Indenture and the definitions of Monthly Payment Amount, Principal Payment Amount, Value Reduction Amount, Scheduled Defeasance Payments and Yield Maintenance in the Indenture, such term shall mean November 15, 2011 if and only for so long as any Series 2006-1 Notes remain Outstanding after November 15, 2011, and (ii) for the avoidance of doubt, (1) for purposes of Sections 2.09, 2.10, 2.11 and 6.25 of the Indenture, such term shall mean the Payment Date in January 2020 and (2) from and after the date that no Series 2006-1 Notes are Outstanding, the Anticipated Repayment Date for the Series 2010-3 Notes shall be the Payment Date in January 2020 for all purposes of the Indenture.

“Annualized Run Rate Net Cash Flow” shall mean, for any Tower Site as of any date of determination, the Annualized Run Rate Revenue for such Tower Site as of such date, less the sum as of such date, of (i) annualized current real estate and personal property taxes (including payments in lieu of taxes), any ground lease payments (including payments relating to the Cingular Sublease) with respect to such Tower Site, (ii) trailing twelve month expenses in respect of such Tower Site for insurance, maintenance (including maintenance capital expenditures), utilities, licenses and permits, and (iii) a management fee equal to 7.5% (or, if the Manager is not Crown International or any of its subsidiaries, a Management Fee equal to a percentage not exceeding 10%) of the Annualized Run Rate Revenue for such Tower Site.

“Annualized Run Rate Revenue” shall mean, as of any date of determination, for any Tower Site the net annualized rent payable by Tenants for occupancy of a Tower Site as of such date (including site maintenance fees paid, license, easement, and similar fees and revenues pursuant to the Cingular Sublease and fees received as to Economic Benefit Sites, Carrier Swap Agreements and Managed Tower Sites).

“Closing Date” shall mean, with respect to the Series 2010-3 Notes, January 15, 2010.

“2006 Closing Date” shall mean November 29, 2006.

“Initial Purchasers” shall mean Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc., Barclays Capital Inc., Calyon Securities (USA) Inc., RBS Securities Inc., Banc of America Securities LLC, TD Securities (USA) LLC, Citigroup Global Markets Inc. and RBC Capital Markets Corporation.

“Note Rate” shall mean the rate per annum at which interest accrues on each Class of each Series of Notes, which, with respect to Class C-2020 of the Series 2010-3 Notes, is set forth in Section 2.01(a) hereof.

“Offering Memorandum” shall mean the Offering Memorandum dated January 8, 2010, relating to the issuance by the Issuers of the Series 2010-1 Notes, the Series 2010-2 Notes and the Series 2010-3 Notes.

“Payment Date” shall mean the 15th day of each month or, if any such 15th day is not a Business Day, on the next succeeding Business Day, beginning February 2010 with respect to the Series 2010-3 Notes.

“Post ARD Note Spread” shall mean, for the Series 2010-3 Notes, 2.375%.

“Purchase Agreement” shall mean the Purchase Agreement dated January 8, 2010, among the Issuers, Crown International, the Guarantor and Morgan Stanley & Co. Incorporated, relating to the purchase by the Initial Purchasers of the Series 2010-1 Notes, the Series 2010-2 Notes and the Series 2010-3 Notes.

“Rated Final Payment Date” shall have the meaning ascribed to it in Section 2.01(b) hereof.

“Record Date” shall mean, with respect to any Payment Date, the close of business on the last Business Day of the month immediately preceding the month in which such Payment Date occurs.

“Series 2006-1 Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Series 2010-1 Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Series 2010-2 Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Series 2010-3 Notes” shall have the meaning ascribed to it in the Recitals hereto.

Words importing the masculine gender include the feminine gender. Words importing persons include firms, associations and corporations. Words importing the singular number include the plural number and vice versa. Additional terms are defined in the body of this Series 2010-3 Indenture Supplement.

In the event that any term or provision contained herein with respect to the Series 2010-3 Notes shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Series 2010-3 Indenture Supplement shall govern.

ARTICLE II

SERIES 2010-3 NOTE DETAILS; FORM OF SERIES 2010-3 NOTES

Section 2.01 Series 2010-3 Note Details.

(a) The aggregate principal amount of the Series 2010-3 Notes which may be initially authenticated and delivered under this Series 2010-3 Indenture Supplement shall be issued in one class having the class designation, Initial Class Principal Balance, Note Rate and rating set forth below (except for Series 2010-3 Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of Notes pursuant to Section 2.02 of the Indenture):

Class	Initial Class Principal Balance	Note Rate	Rating (Moody’s/Fitch)
Class C-2020	$1,250,000,000	6.113%	A2/A

(b) The aggregate Outstanding Class Principal Balance of Series 2010-3 Notes shall be due and payable in full on the Payment Date in January 2040 (such Payment Date, the “Rated Final Payment Date”).

(c) For purposes of determining Accrued Note Interest, the Series 2006-1 Class C Notes, Class C-2015 Notes, Class C-2017 Notes and Class C-2020 Notes shall be deemed to be Class C Notes.

(d) The Series 2010-3 Notes shall be deemed to be “Fixed Rate Notes” as defined in the Indenture.

Section 2.02 Delivery of Series 2010-3 Notes.

Upon the execution and delivery of this Series 2010-3 Indenture Supplement, the Issuers shall execute and deliver to the Indenture Trustee and the Indenture Trustee shall authenticate the Series 2010-3 Notes and deliver the Series 2010-3 Notes to the Depositary.

Section 2.03 Forms of Series 2010-3 Notes.

The Series 2010-3 Notes shall be in substantially the form set forth in the Indenture, each with such variations, omissions and insertions as may be necessary.

ARTICLE III

REPRESENTATIONS, WARRANTIES, AND COVENANTS

Section 3.01 Representations of Issuer Entity.

(a) The Issuer Entity represents and warrants to the Indenture Trustee that the statements set forth in Article VI of the Indenture will be true, correct, and complete in all material respects as of the date hereof, and in addition, represents and warrants as to Section 6.01 (a) or (b), as applicable, and (c) as to each of the Additional Issuers.

(b) The Issuer Entity represents and warrants as of the date hereof to the Indenture Trustee that no Default or Event of Default has occurred and is continuing.

Section 3.02 Covenants of Issuer Entity.

The Issuer Entity covenants and agrees that until payment in full of the Notes, all accrued and unpaid interest and all other Obligations, the Issuer Entity shall, and shall cause all Persons to, perform and comply with the covenants in Article VII of the Indenture applicable to such Person.

Section 3.03 Single-Purpose, Bankruptcy-Remote Representations, Warranties and Covenants.

The Issuer Entity hereby represents, warrants and covenants as of the date hereof and until such time as all Obligations are paid in full, as to itself and the other Issuer Parties, that each of the representations and warranties in Section 8.01 of the Indenture are true and correct as of the date hereof and the Issuer Entity shall, and shall cause the other Issuer Parties to, perform and comply with the covenants of Section 8.01 of the Indenture applicable to such Issuer Party.

ARTICLE IV

AMENDMENTS TO INDENTURE

Section 4.01 Amendments of Definitions. The following amendments to the definitions set forth in Section 1.01 of the Indenture shall be effective from and after the date that no Series 2006-1 Notes are Outstanding:

(a) The parties hereto agree that the definition of “Yield Maintenance” shall be amended by replacing “three (3) months” with “six (6) months”.

(b) The parties hereto agree that the following new definitions shall be included in the Indenture:

“Series 2006 Collateral Ratio” shall mean .37.

“Top 100 BTA” shall mean the top 100 basic trading areas based on population, as delineated by the most recent Rand McNally Commercial Atlas & Marketing Guide (or such comparable measure used by the Federal Communications Commission to determine service areas for wireless licenses), as extended and revised by the Federal Communications Commission from time to time.

(c) The parties hereto agree that the following definition in the Indenture shall be replaced in its entirety by the following:

“Principal Payment Amount” shall mean, with respect to any particular Series of Notes Outstanding, (i) with respect to each Payment Date prior to the Anticipated Repayment Date for such Series of Notes, and when no Amortization Period is in effect and no Event of Default has occurred and is continuing, zero; and (ii) with respect to each Payment Date occurring (A) during the continuation of an Amortization Period or an Event of Default, and (B) on and after the Anticipated Repayment Date for such Series of Notes, the sum of (x) the Excess Cash Flow in the related Collection Period applied to payments of principal on the Notes on such Payment Date, (y) any principal prepayments made on the Notes (including any amounts to be applied as principal to the Notes from the Cash Trap Reserve Sub-Account) and (z) all other collections (including Insurance Proceeds, Condemnation Proceeds and, on and after such Anticipated Repayment Date for such Series of Notes or during the continuation of an Event of Default, any Net Revenues and Net Liquidation Proceeds that were received during the related Collection Period and that were identified and applied by the Servicer as recoveries of principal).

Section 4.02 Amendment to Prepayment. The following amendment to Section 2.09 of the Indenture shall be effective from and after the date that no Series 2006-1 Notes are Outstanding:

(a) The parties hereto agree that each use of “three (3) months” in Sections 2.09(a) and (b) shall be replaced with “six (6) months”.

Section 4.03 Amendment to New Tower Sites; Additional Notes. The following amendment to Section 2.12 of the Indenture shall be effective from and after the date that no Series 2006-1 Notes are Outstanding:

The parties hereto agree that Section 2.12 shall be amended by replacing the third and fourth sentences thereof with the following:

“Upon receipt of a Rating Agency Confirmation and, during a Special Servicing Period, Servicer consent, such new Tower Sites and the related Space Licenses may be added to the Assets supporting the Notes and the Issuers may issue new and additional notes (“Additional Notes”) which shall rank pari passu with, and be rated the same as, any Class of Notes, and shall have characteristics similar to the Notes; provided that the DSCR after such issuance is not less than the DSCR before such issuance. Additional Notes may be issued without additional collateral; provided that the DSCR, after giving effect to such issuance, is greater than or equal to 2.0 to 1.0, and a Rating Agency Confirmation is obtained with respect to the Notes.”

Section 4.04 Amendment to Application of Funds After Event of Default. The following amendment to Section 3.05 of the Indenture shall be effective from and after the date that no Series 2006-1 Notes are Outstanding:

The parties hereto agree that Section 3.05 of the Indenture shall be amended by replacing the word “nineteenth” with “twentieth”.

Section 4.05 Amendment to Security Interest in Reserves; Matters Pertaining to Reserves. The following amendment to Section 4.01(b) of the Indenture shall be effective from and after the date that no Series 2006-1 Notes are Outstanding:

The parties hereto agree that Section 4.01(b) of the Indenture shall be amended by replacing the word “nineteenth” with “twentieth”.

Section 4.06 Amendment to Cash Trap Reserve. The following amendment to Section 4.06 of the Indenture shall be effective from and after the date that no Series 2006-1 Notes are Outstanding:

The parties hereto agree that Section 4.06 shall be amended by replacing the second, third and fourth sentences thereof with the following:

“During the continuation of an Amortization Period, all funds deposited in the Cash Trap Reserve Sub-Account on each Payment Date will be applied on such Payment Date (A) first to reimburse the Indenture Trustee and the Servicer in respect of unreimbursed Advances (including Advance Interest thereon or any other amounts then due to the Servicer or the Indenture Trustee hereunder or under the other Transaction Documents (including, but not limited to, outstanding Advances, Advance Interest, unpaid Additional Issuer Expenses, and all unpaid fees, expenses and indemnification due to the Servicer and the Indenture Trustee hereunder and under the other Transaction Documents)), and then (B) to repayment of principal of the Notes (together with any required Prepayment Consideration) in the following order: first to reduce the Class Principal Balance of the Class of Notes Outstanding having the earliest alphabetical designation (and not considering any numerical designation) until the Class Principal Balance of such Class is reduced to zero, and then to reduce the Class Principal Balance of the Class of Notes Outstanding having the second earliest alphabetical designation (and not considering any numerical designation) and so on until the Class Principal Balances of all Classes of Notes have been reduced to zero. After the Anticipated Repayment Date for any particular Series of Notes then Outstanding when no Amortization Period is in effect, all funds deposited in the Cash Trap Reserve Sub-Account on each Payment Date will be applied on such Payment Date (A) first to reimburse the Indenture Trustee and the Servicer in respect of unreimbursed Advances (including Advance Interest thereon or any other amounts then due to the Servicer or the Indenture Trustee hereunder or under the other Transaction Documents (including, but not limited to, outstanding Advances, Advance Interest, unpaid Additional Issuer Expenses, and all unpaid fees, expenses and indemnification due to the Servicer and the Indenture Trustee hereunder and under the other Transaction Documents)), and then (B) to repayment of principal of such particular Series of Notes and each other Series of Notes in respect of which the Anticipated Repayment Date has occurred (and not any Series of Notes in respect of which the Anticipated Repayment Date has not occurred), together with any required Prepayment Consideration, in the following order: first to reduce the Class Principal Balance of the Class of Notes of all such Series Outstanding having the earliest alphabetical designation until the Class Principal Balance of such Class of all such Series is reduced to zero, and then to reduce the Class Principal Balance of the Class of Notes of all such Series Outstanding having the second earliest alphabetical designation and so on until the Class Principal Balances of all Classes of Notes of all such Series have been reduced to zero.”

Section 4.07 Amendment to Payments. The following amendment to Section 5.01 of the Indenture shall be effective from and after the date that no Series 2006-1 Notes are Outstanding:

The parties hereto agree that clauses first through twentieth of Section 5.01(a) shall be replaced in their entirety with the following:

First, to the Impositions and Insurance Reserve Sub-Account, the Monthly Impositions and Insurance Amount for the next Payment Date;

Second, and in the following order, to the Indenture Trustee and the Servicer in an amount equal to the Indenture Trustee Fees, Servicing Fees, and Other Servicing Fees due on such Payment Date (or that remain unpaid from prior Payment Dates), then to the Indenture Trustee and the Servicer in respect of unreimbursed Advances, including Advance Interest thereon, and then to the payment of other Additional Issuer Expenses due on such Payment Date and any and all other amounts due and payable to the Servicer and the Indenture Trustee;

Third, pro rata based on the Note Principal Balance of the Class A-FX Notes and the Class A-FL Notes (a) to the holders of the Class A-FX Notes, in respect of interest, pro rata based on the amount of Accrued Note Interest for each Note due on such Payment Date, up to an amount equal to all Accrued Note Interest in respect of each Note of such Class for such Payment Date and, to the extent not previously paid, for all prior Payment Dates and (b) to the Floating Rate Account, the amount of interest on the Note Principal Balance of the Class A-FL Notes of each Series accrued for such Payment Date at the Note Rate of (and determined on the same basis as) the Class A-FX Notes of such Series and, to the extent not previously paid, for all prior Payment Dates;

Fourth, to the holders of the Class B Notes in respect of interest pro rata based on the amount of Accrued Note Interest for each Note due on such Payment Date, up to an amount equal to all Accrued Note Interest in respect of each Note of such Class for such Payment Date and, to the extent not previously paid, for all prior Payment Dates;

Fifth, to the holders of the Class C Notes in respect of interest pro rata based on the amount of Accrued Note Interest for each Note due on such Payment Date, up to an amount equal to all Accrued Note Interest in respect of each Note of such Class for such Payment Date and, to the extent not previously paid, for all prior Payment Dates;

Sixth, to the holders of the Class D Notes in respect of interest pro rata based on the amount of Accrued Note Interest for each Note due on such Payment Date, up to an amount equal to all Accrued Note Interest in respect of each Note of such Class for such Payment Date and, to the extent not previously paid, for all prior Payment Dates;

Seventh, to the holders of any Classes of Notes having a later alphabetical designation than the Class D Notes, in alphabetical order and pro rata within each such Class, based on the applicable Note Rates in respect of interest, up to an amount equal to all Accrued Note Interest in respect of each Note of each such Class for such Payment Date and, to the extent not previously paid, for all prior Payment Dates;

Eighth, to the Issuers, until the Issuers have received an amount equal to the Monthly Operating Expense Amount for the next calendar month;

Ninth, to the Manager, the amount necessary to pay the accrued and unpaid Management Fee;

Tenth, to the Issuer Entity, the amount necessary to pay Operating Expenses of the Asset Entities in excess of the Monthly Operating Expense Amount that has been approved by the Servicer, if any;

Eleventh, to the Environmental Remediation Reserve Sub-Account until the balance of the Environmental Remediation Reserve Sub-Account is equal to the Targeted Environmental Reserve Sub-Account Balance;

Twelfth, prior to the Anticipated Repayment Date, if a Cash Trap Condition is continuing and an Amortization Period is not then in effect and no Event of Default has occurred and is continuing, any amounts remaining in the Collection Account after deposits for items first through eleventh above have been paid will be deposited into the Cash Trap Reserve Sub-Account;

Thirteenth, during an Amortization Period or the continuation of an Event of Default, any amounts remaining in the Collection Account after deposits for items first through eleventh have been paid pro rata to the holders of the Class A-FX Notes and the Class A-FL Notes in respect of principal pro rata based on the Note Principal Balance of each such Note on such Payment Date, up to an amount equal to the lesser of (a) the sum of the Class Principal Balance of the Class A-FX Notes and the Class A-FL Notes and (b) the Principal Payment Amount for such Payment Date;

Fourteenth, during an Amortization Period or the continuation of an Event of Default, any amounts remaining in the Collection Account after deposits for items for items first through eleventh have been paid, and after the Class Principal Balance of the Class A-FX Notes and the Class A-FL Notes has been reduced to zero, to the holders of the Class B Notes in respect of principal pro rata based on the Note Principal Balance of each such Note, up to an amount equal to the lesser of (a) the Class Principal Balance of the Class B Notes and (b) the excess, if any, of the Principal Payment Amount for such Payment Date over any amounts paid on such Payment Date in redemption of the Class A-FX Notes and the Class A-FL Notes pursuant to clause thirteenth above;

Fifteenth, during an Amortization Period or the continuation of an Event of Default, any amounts remaining in the Collection Account after deposits for items first through eleventh have been paid, and after the Class Principal Balance of the Class A-FX Notes, the Class A-FL Notes and the Class B Notes has been reduced to zero, to the holders of the Class C Notes in respect of principal pro rata based on the Note Principal Balance of each such Note, up to an amount equal to the lesser of (a) the Class Principal Balance of the Class C Notes and (b) the excess, if any, of the Principal Payment Amount for such Payment Date over any amounts paid on such Payment Date in redemption of the Class A-FX Notes, the Class A-FL Notes and the Class B Notes pursuant to clauses thirteenth and fourteenth above;

Sixteenth, during an Amortization Period or the continuation of an Event of Default, any amounts remaining in the Collection Account after deposits for items first through eleventh have been paid, and after the Class Principal Balance of the Class A-FX Notes, the Class A-FL Notes, the Class B Notes and the Class C Notes has been reduced to zero, to the holders of the Class D Notes in respect of principal pro rata based on the Note Principal Balance of each such Note, up to an amount equal to the lesser of (a) the Class Principal Balance of Class D Notes and (b) the excess, if any, of the Principal Payment Amount for such Payment Date over any amounts paid on such Payment Date in redemption of the Class A-FX Notes, the Class A-FL Notes, the Class B Notes and the Class C Notes pursuant to clauses thirteenth, fourteenth and fifteenth above;

Seventeenth, during an Amortization Period or the continuation of an Event of Default, any amounts remaining in the Collection Account after deposits for items first through eleventh have been paid, and after the Class Principal Balance of the Class A-FX Notes, the Class A-FL Notes, the Class B Notes, the Class C Notes and the Class D Notes has been reduced to zero, to the holders of any Classes of Notes having a later alphabetical designation than the Class D Notes, in alphabetical order, in respect of principal pro rata based on the Note Principal Balance of each such Note on such Payment Date, up to an amount equal to the lesser of (a) the Class Principal Balance of such Class and (b) the excess, if any, of the Principal Payment Amount for such Payment Date over any amounts paid on such Payment Date in redemption of any Classes of Notes having an earlier alphabetical designation than such Class;

Eighteenth, if an Amortization Period is not then in effect and no Event of Default has occurred and is continuing, at any time after the Anticipated Repayment Date for a particular Series of Notes then Outstanding, any amounts remaining in the Collection Account after deposits for items first through eleventh have been paid, pro rata to the holders of the Class A, B, C and D (or subsequent alphabetical designation) Notes of such Series and each other Series of Notes in respect of which the Anticipated Repayment Date has occurred, in that order of alphabetical priority, in respect of principal pro rata based on the Note Principal Balance of each such Note on such Payment Date, up to an amount equal to the lesser of (a) the Class Principal Balance of such Class of all such Series and (b) the excess, if any, of the Principal Payment Amount for such Payment Date over any amounts paid on such Payment Date in redemption of any Classes of Notes of all such Series having an earlier alphabetical designation than such Class of all such Series;

Nineteenth, after all payments and reimbursements due to the Indenture Trustee and the Servicer have been fully satisfied and after the Outstanding principal balance of all Classes of Notes has been reduced to zero, to the holders of each Class of Notes, in alphabetical order based on alphabetical designation (and not numerical designation), pro rata based upon the aggregate amount of Accrued Note Interest (determined, with respect to the Class A-FL Notes of each Series at the Note Rate of (and determined on the same basis as) the Class A-FX Notes of such Series) for all prior Accrual Periods not paid to such holders of the Fixed Rate Notes or to the Floating Rate Account as a consequence of a Value Reduction Amount, the amount of such unpaid Accrued Note Interest, with interest thereon at the applicable Note Rate (determined, with respect to the Class A-FL Notes of each Series, at the Note Rate of, and on the same basis as, the Class A-FX Notes of such Series) for the Notes of such Class from the Payment Date on which each installment of such Accrued Note Interest was not paid to the date of payment thereof (such amount, the “Value Reduction Amount Interest Restoration Amount”);

Twentieth, after all payments and reimbursements due to the Indenture Trustee and the Servicer have been fully satisfied, the Outstanding principal balance of all Classes of Notes has been reduced to zero, and the Value Reduction Amount Interest Restoration Amount, if any, has been paid, to the holders of each Class of Notes, in alphabetical order based on alphabetical designation (and not numerical designation), first, pro rata based upon the amount of Post-ARD Additional Interest due, to the payment of Post-ARD Additional Interest and then, pro rata based on the amount of Deferred Post-ARD Additional Interest due, to the payment of all Deferred Post-ARD Additional Interest due on such Class of Notes with any such amounts due to the Class A-FL Notes paid to the Floating Rate Account; and

Twenty-first, to pay any remaining amounts to, or at the direction of, the Issuer Entity.”

Section 4.08 Amendment to Payments of Principal. The following amendment to Section 5.02 of the Indenture shall be effective from and after the date that no Series 2006-1 Notes are Outstanding:

The parties hereto agree that Section 5.02 shall be replaced in its entirety with the following:

“Section 5.02 Payments of Principal. On the Anticipated Repayment Date for any particular Series of Notes then Outstanding, if no Event of Default has occurred and is continuing, payment of principal on all Outstanding Notes of such particular Series and each other Series of Notes in respect of which the Anticipated Repayment Date has occurred (and not any Series of Notes in respect of which the Anticipated Repayment Date has not occurred) will be made from Excess Cash Flow. Payments of principal on all other Payment Dates shall be made in accordance with the provisions of Section 5.01 from amounts on deposit in the Collection Account which are available to pay principal, but only to the extent that the Principal Payment Amount for such Payment Date is greater than zero.”

Section 4.09 Amendments to Disposition of Tower Sites. The following amendments to Section 7.32 of the Indenture shall be effective from and after the date that no Series 2006-1 Notes are Outstanding:

(a) The parties hereto agree that the marker “(a)” shall be inserted immediately after the title “Disposition of Tower Sites” of Section 7.32 of the Indenture and before the body paragraph.

(b) The parties hereto agree that the penultimate sentence of Section 7.32(a) of the Indenture shall be amended such that the parenthetical “(except as set forth under Section 7.32(b) of this Indenture)” shall be inserted after the phrase “In connection with dispositions of Tower Sites as permitted by this Section 7.32”.

(c) The parties hereto agree that Section 7.32 of the Indenture shall be amended such that the following shall be added after the amended Section 7.32(a):

“(b) Notwithstanding Sections 2.09(b), 7.24, 7.25 and 7.33, the Asset Entities may dispose of Tower Sites, the related Space Licenses and other assets related to such Tower Sites (collectively, “Tower Assets”), and/or the Issuer Entity may dispose of one or more Asset Entities that owns Tower Assets, to one or more persons (including affiliates of the Asset Entities) without the Servicer’s consent (provided that during a Special Servicing Period any such disposition shall require the consent of the Servicer); provided that (i) Rating Agency Confirmation is received, (ii) the percentage of revenues for the Tower Sites owned by the Asset Entities and that are represented by wireless voice or data and investment grade Tenants (taken together) after such disposition is equal to or greater than the percentage of revenues for the Tower Sites owned by the Asset Entities and that are represented by wireless voice or data and investment grade Tenants (taken together) immediately prior to such disposition, (iii)

the Asset Entities (or the Issuer Entity, as the case may be) deliver a legal non-consolidation opinion addressed to the Indenture Trustee and the Rating Agencies, (iv) immediately after such disposition, the percentage of revenues derived from Space Licenses with terms (which terms shall include any renewal periods as if such renewals will occur) that exceed ten years is equal to or greater than (A) the percentage of revenues derived from Space Licenses with terms (which terms shall include any renewal periods as if such renewals will occur) that exceed ten years immediately prior to such disposition minus (B) 2.5 percent, (v) immediately after such disposition, the percentage of Tower Sites that are Owned Fee Tower Sites or Leased Tower Sites with terms (which terms shall include any renewal periods as if such renewals will occur) that exceed ten years is equal to or greater than 85 percent, (vi) immediately after such disposition, the percentage of Tower Sites that are located in the Top 100 BTA is equal to or greater than 65 percent and (vii) in no event shall the aggregate value (based on Annualized Run Rate Net Cash Flow as of the end of the most recent fiscal quarter prior to the date of such disposal) of the Tower Sites included in the Tower Assets that are disposed of exceed the product of (A) the Series 2006 Collateral Ratio and (B) the aggregate value (based on Annualized Run Rate Net Cash Flow as of the end of the most recent fiscal quarter prior to the date of such disposal) of the Tower Sites included in the Tower Assets owned by the Asset Entities immediately prior to such disposal; provided that the Servicer and the Indenture Trustee shall have been paid all outstanding Advances, Advance Interest, unpaid Additional Issuer Expenses and all unpaid fees and expenses to the extent then due and payable to the Servicer and the Indenture Trustee, as applicable, under the Transaction Documents (in each case only to the extent sufficient funds for payment in full of such amounts have not been deposited in the Collection Account for distribution on the applicable Payment Date). In addition, the Asset Entities may dispose of Tower Assets and/or the Issuer Entity may dispose of one or more Asset Entities that owns Tower Assets, to one or more persons (including affiliates of the Asset Entities) without the Servicer’s consent (provided that during a Special Servicing Period any such disposition shall require the consent of the Servicer); provided that (i) Rating Agency Confirmation is received, (ii) the percentage of revenues for the Tower Sites owned by the Asset Entities and that are represented by wireless voice or data and investment grade Tenants (taken together) after such disposition is equal to or greater than the percentage of revenues for the Tower Sites owned by the Asset Entities and that are represented by wireless voice or data and investment grade Tenants (taken together) immediately prior to such disposition, (iii) the Asset Entities (or the Issuer Entity, as the case may be) deliver a legal non-consolidation opinion addressed to the Indenture Trustee and the Rating Agencies, (iv) immediately after such disposition, the percentage of revenues derived from Space Licenses with terms (which terms shall include any renewal periods as if such renewals will occur) that exceed ten years is equal to or greater than (A) the percentage of revenues derived from Space Licenses with terms (which terms shall include any renewal periods as if such renewals will occur) that exceed ten years immediately prior to such disposition minus (B) 2.5 percent, (v) immediately after such disposition, the percentage of Tower Sites that are Owned Fee Tower Sites or Leased Tower Sites with terms (which terms shall include any renewal periods as if such renewals will occur) that exceed ten years is equal to or greater than 85 percent, (vi) immediately after such disposition, the percentage of Tower Sites that are located in the Top 100 BTA is equal to or greater than 65 percent, (vii) the DSCR for each Class of Notes bearing the same alphabetical designation immediately after, and after giving effect to, such disposition and any prepayment or issuance of Notes of such Class occurring concurrently with such disposition is not less than the DSCR for such Class immediately prior to such disposition and issuance or prepayment, if any, and (viii) in no event shall the aggregate value (based on Annualized Run Rate Net Cash Flow as of the end of the most recent fiscal quarter prior to the date of such disposal) of the Tower Sites included in the Tower Assets owned by the Asset Entities immediately after such disposal pursuant to this provision be less than the product of (A) (i) the aggregate principal amount of Notes Outstanding immediately after such disposal (after giving effect to any prepayment or issuance of any Notes concurrently with such disposal) divided by (ii) the aggregate principal amount of all Notes Outstanding immediately prior to such disposal (without giving effect to any prepayment or issuance of any Notes concurrently with such disposal), and (B) the aggregate value (based on Annualized Run Rate Net Cash Flow as of the end of the most recent fiscal quarter prior to the date of such disposal) of the Tower Sites included in the Tower Assets owned by the Asset Entities immediately prior to such disposal; provided that the Servicer and the Indenture Trustee shall have been paid all outstanding Advances, Advance Interest, unpaid Additional Issuer Expenses and all unpaid fees and expenses to the extent then due and payable to the Servicer and the Indenture Trustee, as applicable, under the Transaction Documents (in each case only to the extent sufficient funds for payment in full of such amounts have not been deposited in the Collection Account for distribution on the applicable Payment Date). In connection with any disposition or dissolution of an Asset Entity in connection with this Section 7.32, any document or instrument prepared to effect such disposition or dissolution of such Asset Entity will be subject to the reasonable review of the Servicer.”

Section 4.10 Amendment to Application of Funds After Event of Default. The following amendment to Section 10.02(d) of the Indenture shall be effective from and after the date that no Series 2006-1 Notes are Outstanding:

The parties hereto agree that Section 10.02(d) of the Indenture shall be amended by replacing the words “nineteenth” with “twentieth”.

Section 4.11 Other Amendment. The following amendment to the Indenture shall be effective from and after the date of this Series 2010-3 Indenture Supplement:

The parties hereto agree that the penultimate sentence of Section 11.05(a) of the Indenture is hereby amended and restated in its entirety as follows: “The Indenture Trustee Fee shall accrue during each Collection Period at the rate per annum equal to .0021% on the Outstanding Class Principal Balance of all Classes of Series 2006-1 Notes as of the end of the immediately preceding Collection Period and at the rate per annum equal to .0021% on the Outstanding Class Principal Balance of all Classes of Series 2010-1 Notes, Series 2010-2 Notes and Series 2010-3 Notes as of the end of the immediately preceding Collection Period (or, in the case of the initial Collection Period, on a principal balance equal to $1,900,000,000).”

ARTICLE V

GENERAL PROVISIONS

Section 5.01 Date of Execution.

This Series 2010-3 Indenture Supplement for convenience and for the purpose of reference is dated as of January 15, 2010.

Section 5.02 Governing Law.

THIS SERIES 2010-3 INDENTURE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY OF ITS PRINCIPLES OF CONFLICTS OF LAWS WHICH WOULD INVOKE THE SUBSTANTIVE LAW OF A DIFFERENT JURISDICTION) AS TO ALL MATTERS, INCLUDING WITHOUT LIMITATION, MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES. THE ISSUERS IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS INDENTURE SUPPLEMENT.

Section 5.03 Severability.

In case any provision in this Series 2010-3 Indenture Supplement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.04 Counterparts.

This Series 2010-3 Indenture Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument.

ARTICLE VI

APPLICABILITY OF INDENTURE

Section 6.01 Applicability.

The provisions of the Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Series 2010-3 Indenture Supplement. The representations, warranties and covenants contained in the Indenture (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Issuers and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

CROWN CASTLE TOWERS LLC, as Issuer

By:	/s/ Jay A. Brown
	Name:	Jay A. Brown
	Title:	SVP, CFO & Treasurer

CROWN CASTLE SOUTH LLC, as Issuer

By:	/s/ Jay A. Brown
	Name:	Jay A. Brown
	Title:	SVP, CFO & Treasurer

CROWN COMMUNICATION INC., as Issuer

By:	/s/ Jay A. Brown
	Name:	Jay A. Brown
	Title:	SVP, CFO & Treasurer

CROWN CASTLE PT INC., as Issuer

By:	/s/ Jay A. Brown
	Name:	Jay A. Brown
	Title:	SVP, CFO & Treasurer

CROWN COMMUNICATION NEW YORK, INC., as Issuer

By:	/s/ Jay A. Brown
	Name:	Jay A. Brown
	Title:	SVP, CFO & Treasurer

CROWN CASTLE INTERNATIONAL CORP. DE PUERTO RICO, as Issuer

By:	/s/ Jay A. Brown
	Name:	Jay A. Brown
	Title:	SVP, CFO & Treasurer

CROWN CASTLE TOWERS 05 LLC, as Issuer

By:	/s/ Jay A. Brown
	Name:	Jay A. Brown
	Title:	SVP, CFO & Treasurer

CROWN CASTLE PR LLC, as Issuer

By:	/s/ Jay A. Brown
	Name:	Jay A. Brown
	Title:	SVP, CFO & Treasurer

CROWN CASTLE MU LLC, as Issuer

By:	/s/ Jay A. Brown
	Name:	Jay A. Brown
	Title:	SVP, CFO & Treasurer

CROWN CASTLE MUPA LLC, as Issuer

By:	/s/ Jay A. Brown
	Name:	Jay A. Brown
	Title:	SVP, CFO & Treasurer

THE BANK OF NEW YORK MELLON, as successor to The Bank of New York as successor to JPMorgan Chase Bank, N.A., not in its individual capacity but solely as Indenture Trustee

By:	/s/ Jared Fischer
Name: Jared Fischer
Title: Senior Associate